EXHIBIT 10.1

AMENDMENT NO. 2
to
REGISTRATION RIGHTS AGREEMENT

THIS AMENDMENT NO. 2 TO REGISTRATION RIGHTS AGREEMENT (this "Amendment") is made and entered into as of August 14, 2009, by and between Altair Nanotechnologies, Inc., a Canadian corporation (the "Company"), and Al Yousuf, LLC, a United Arab Emirates limited liability company (the "Investor"). For purposes of this Amendment, capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in that certain Registration Rights Agreement (as amended) dated November 29, 2007, entered into by and between the Company and Investor (the "Registration Rights Agreement").

RECITALS

WHEREAS, Investor believes delaying the registration of the Registrable Securities would be advantageous and beneficial; and

WHEREAS, the Company agrees delaying the registration of the Registrable Securities would be advantageous and beneficial.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual promises and covenants hereinafter set forth and other good and valuable consideration, the receipt of which is hereby acknowledged by the parties, the parties hereto agree as follows:

1.   Amendment to Section 2(a), Demand Registration. Section 2(a) of the Registration Rights Agreement is hereby deleted and replaced in its entirety with the following:

2(a)   Demand Registration.

(a)            Demand Registration. Subjection to Section 2(h) below, at any time thirty (30) months after the Closing and until the eighth anniversary of the Closing, the Investor may request a single registration under the 1933 Act of the resale of all or any portion of its Registrable Securities (such registration, the “Demand Registration”). The Demand Registration shall be on the registration form selected by the Company among the forms appropriate for the proposed plan of distribution for which the Company is eligible. The request for Demand Registration shall specify the number of Registrable Securities requested to be registered and the intended method of distribution, including an election as to (i) whether the Investor intends to offer and sell the Registrable Securities on a continuous basis pursuant to Rule 415 under the Securities Act, or (ii) whether the Investor intends to request engagement of an underwriter with respect to the Demand Registration and the identity of any underwriters the Investor is recommending (with it being understood that (i) and (ii) are mutually exclusive alternatives).

2.   Amendment to Section 2 (b) (i), Mandatory Registration. Section 2(b) (i) of the Registration Rights Agreement is hereby deleted and replaced in its entirety with the following:

2(b)           Mandatory Registration.

(i)           The Company shall prepare and file with the SEC, and have declared effective on or before the date thirty (30) months after the Closing, a single Registration Statement on Form S-3 (or, if Form S-3 is not then available to the Company, on such form of registration statement as is then available to effect a registration for resale of the Restricted Securities) for a secondary or resale offering on a continuous basis pursuant to Rule 415 under the 1933 Act of the Restricted Securities (such registration, the “Mandatory Registration”). Such Registration Statement also shall cover, to the extent allowable under the 1933 Act and the rules promulgated thereunder (including Rule 416), such indeterminate number of additional shares of Common Stock resulting from stock splits, stock dividends or similar transactions with respect to the Restricted Securities.

3.             Full Force and Effect. Except as amended hereby, the Registration Rights Agreement shall remain in full force and effect and all other provisions of the Registration Rights Agreement shall remain unchanged.

4.             Counterparts. This Amendment may be executed in any number of counterparts, including by facsimile or other electronic means of delivery of a photocopy, each of which shall be an original, but all of which together shall constitute one instrument.

IN WITNESS WHEREOF, this Amendment No. 2 to Registration Rights Agreement is hereby executed as of the date first above written.

The Company:	ALTAIR NANOTECHNOLOGIES INC. a Canadian corporation

By: /s/ Terry M. Copeland

Name: Terry M. Copeland

Title: President and CEO

The Investor:	AL YOUSUF, LLC a United Arab Emirates limited liability company

By: /s/ Iqbal Al Yousuf

Name: Iqbal Al Yousuf

Title: President